                                                                  Exhibit 10.2.2

                            SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (hereinafter called the "Second Amendment") is made and entered into this 9th day of November, 1998 by and between PRINCIPAL LIFE INSURANCE COMPANY f/k/a Principal Mutual Life Insurance Company (the "Landlord"), an Iowa corporation, and SEQUOIA SOFTWARE, Corporation, a Maryland Corporation (successor in interest to Sequoia Imaging, L.L.C.) (the "Tenant").

                               W I T N E S E T H:

       WHEREAS, Landlord and Tenant entered into a lease dated August 18, 1995 and a First Amendment to Lease dated October 24, 1997 (collectively referred to as the "Lease") pursuant to which the Tenant agreed to lease and the Landlord agreed to rent certain premises consisting of approximately 14,587 rentable square feet of floor area (referred to in the Lease as "the Premises" and hereinafter referred to as the "Original Premises") and located in a building ("the Building") at 5457 Twin Knolls Road, Suites 310 and 201 in Columbia, Maryland 21045.

       WHEREAS, the parties hereto wish to amend the Lease in order to correct a square footage calculation error, to expand the Premises, extend the term, modify the rental amount payable, and otherwise to amend the Lease as hereinafter set forth.

       NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

       1. Paragraph 4 of the First Amendment to Lease is hereby amended by deleting the language "14,538 rentable square feet as the new increased area of the Premises, and inserting 21.08% as the tenants new percentage of the building" and inserting in lieu thereof "14,587 rentable square feet as the new increased area of the Premises, and inserting 21.15% as tenant's new percentage of the building".

       2. Landlord and Tenant hereby agree that Tenant shall expand the Premises by 5,925 rentable square feet of space located on the second floor of the Building (hereinafter referred to as the "Expansion Premises") as shown on Exhibit A-1 attached hereto. From the Second Amendment Effective Date (defined in Paragraph 3, herein) the term "Premises" as used herein and under the Lease shall refer to the Premises so expanded.

       3. The effective date of this Second Amendment (the "Second Amendment Effective Date") shall be January 1, 1999. If Landlord is unable to deliver possession of the Expansion Premises to tenant on the Effective Date, the terms of this Second Amendment and the Lease shall not be void or voidable, nor shall Landlord be Liable to Tenant for any loss or damage resulting therefrom. If such delay in delivery of the Premises results from a cause other than Tenant Delay ( as defined in the Lease), the Second Amendment Effective Date shall be extended to the date on which Landlord delivers possession of the Expansion Premises to Tenant.

       4. Landlord and Tenant do hereby amend the term of the aforesaid Lease Agreement by extending the term to expire on July 31, 2002, such date shall hereinafter be the Termination Date for all purposes of the Lease.

       5. As of the Second Amendment Effective Date, Section 1.2 of the Lease is hereby amended by inserting 20,512 rentable square feet as the new increased area of the Premises, and inserting 29.74% as Tenant's new percentage of the building.

       6. As of the Second Amendment Effective Date, Section 1.4 of the Lease is hereby deleted and the following language inserted in lieu thereof:


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       "1.4 Rent. The basic rent ("Rent") shall be as follows:

                Time Period                               Monthly Rent
                -----------                               ------------
       January, 1999 - September, 1999                     $30,876.26
       October, 1999                                       $31,872.28
       November, 1999 - September, 2000                    $32,019.31
       October, 2000                                       $32,860.96
       November, 2000 - July, 2001                         $33,831.98
       August 1, 2001 -- July 31, 2002                     $34,837.05

       In addition to the Rent, Tenant shall pay as additional rent increases in Operating Costs as described in Section 9 of the Lease (as amended by Paragraph 7 herein), increases in Property Taxes as described in Section
       10) of the Lease, all of which shall be deemed additional rent due under the Lease."

       7. Landlord and Tenant hereby agree that the "Base Services Year" as defined in Section 9.1.3 of the Lease and "Base Tax Year" as defined in Section
10.1.3 of the Lease shall remain unchanged for the Original Premises and the Expansion Premises.

       8. Section 4 of the Lease is hereby amended by deleting the following language:

"SECURITY DEPOSIT. As security for its full and faithful performance of this Lease, Tenant shall pay Landlord a security deposit totaling $29,315.09 of which $20,128.67 has been paid and received by Landlord under the provisions of the Lease, and a balance of $9,042.00 which will be paid by Tenant prior to the execution of this Second Amendment. If the Tenant defaults with respect to any covenant or condition of the Lease or this Second Amendment, including but not limited to the payment of Rent, additional rent or any other payment due under this Lease, and the obligation of Tenant to maintain the Premises and deliver possession thereof back to Landlord at the expiration, or earlier termination of the Lease Term in the condition required herein, then Landlord may (without any waiver of Tenant's default being deemed to have occurred) apply all or any part of the security deposit to the payment of any sum in default or any other sum which Landlord may be required or deem necessary to spend or incur by reason of Tenant's default. In such event, Tenant shall, upon demand, deposit with Landlord the amount so applied to replenish the security deposit. If Tenant shall have fully complied with all of the covenants and conditions of this Lease, but not otherwise, the amount of the security deposit then held by Landlord shall be repaid to Tenant within thirty (30) days after the expiration or sooner termination of this Lease. In the event of a sale or transfer of Landlord's estate or interest in the Building, Landlord shall have the right to transfer the security deposit to the purchaser or transferee, and Landlord shall be considered released by Tenant from all liability for the return of the security deposit."

       9. Tenant acknowledges that it has inspected and accepts, and specifically the Building and improvements comprising the same in its present condition as suitable for the purpose for which the Expansion Premises is leased. Execution of this Second Amendment by Tenant shall be deemed conclusively to establish that said Building and other improvements are in good and satisfactory condition as of when the execution was made. Tenant further acknowledges that no representations as to the repair of Expansion Premises, nor promises to alter, remodel or improve the Expansion Premises have been made by Landlord, unless such are expressly set forth in this Second Amendment. If this Second Amendment Agreement is executed before Expansion Premises (or any portion of Expansion Premises) become vacant or otherwise available and ready for occupancy, or if any present tenant or occupant of Expansion Premises (or portion of Expansion Premises) holds over, and Landlord cannot acquire possession of Expansion Premises (or portion of Expansion Premises) Landlord shall not be deemed to be in default hereunder, and Tenant agrees to accept possession of Expansion Premises (or any portion of Expansion Premises) at such time as Landlord is able to tender the same and Landlord hereby waives payment of rent for Expansion Premises (or any portion of Expansion Premises) not tendered to Tenant


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until the date such Portion is made available. After the Commencement Date
Tenant shall, upon demand, execute and deliver to Landlord a letter of acceptance of delivery of Expansion Premises.

       10. Tenant Improvement Allowance. Any improvements to the Expansion Premises required by virtue of this Lease are set forth in Exhibit "A-2", which is attached hereto and made a part hereof by reference ("Improvements"). The total cost for the Improvements including, but not limited to space planning, construction drawings, the actual construction and construction management is to be paid by Landlord up to a maximum amount of $15,812.50 ("Allowance"). In the event the total cost of the Improvements exceeds the Allowance
("Improvement Overage"), Tenant shall pay to Landlord the Improvement Overage immediately upon demand by Landlord. The cost of the new demising wall, as shown on Exhibit A-2, shall not be included in the allowance and the cost of which shall be the responsibility of the Landlord.

       11. Notwithstanding anything to the contrary herein, the Landlord shall provide a rental credit on behalf of the Tenant in an amount equal to $9,042.20 which shall be credited against the Rent of the first full calendar month occurring following the Effective Date.

       12. In the event the area as shown crosshatched on the attached Exhibit A-2 ("Future Expansion Space") becomes available for lease at any time during the term of this Lease or extension thereof, Tenant hereby agrees to lease the Future Expansion Space at the then current rental rates pursuant to this Lease and otherwise under all of the terms and conditions of the Lease. Landlord shall provide access to the Future Expansion Space by furnishing and installing a door from the Premises to the Future Expansion Space. Landlord and Tenant shall execute a separate amendment to the Lease to effect this modification.

       13. Except as expressly amended by this Second Amendment, the Agreement of the Lease shall remain in full force and effect.

       IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.


WITNESS:                                 PRINCIPAL LIFE INSURANCE COMPANY


/s/ MARIE MILLER                         BY: /s/ MICHAEL D. RIPSON
----------------------------                ------------------------------------
                                            Michael D. Ripson
                                            Assistant Director
                                            Commercial Real Estate/Equities

                                         BY: /s/ TERRENCE M. TOBIN
                                            ------------------------------------
                                            Terrence M. Tobin
                                            Counsel


WITNESS:                                 SEQUOIA SOFTWARE


[SIG]                                    BY: [SIG]
----------------------------                ------------------------------------


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                               SECOND FLOOR PLAN
                                       5        15
                             SCALE: ==============
                                    0      10


                                OVERLOOK CENTER
                             5457 Twin Knolls Road
                            Columbia, Maryland 21046


                             TRAMMELL CROW NE, INC.
                               9841 Broken Land Parkway
                              Suite 215
                               Columbia, Maryland 21046
                              (410) 381-9500



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                                  EXHIBIT A-2


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